SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     The Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 17, 2000
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                               ISG RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


     Utah                          333-56217                       87-0327982
     ----                          ---------                       ----------
(State or Other                   (Commission                    (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


136 East South Temple, Suite 1300,     Salt Lake City, Utah                84111
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(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (801) 236-9700
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Item 2.  Acquisition or Disposition of Assets

     On March 2, 2000, ISG Resources, Inc. (ISG), and ISG Manufactured Products, Inc., a wholly-owned subsidiary of ISG acquired a Texas registered limited liability partnership known as Don's Building Supply L.L.P., (Don's) f/k/a Don's Building Supply, Inc. Don's is engaged in the retail and wholesale distribution of masonry construction materials to residential and commercial contractors.

     ISG will account for this acquisition under the purchase method of accounting. ISG established through negotiation a purchase price of $6,000,000 in cash, subject to certain adjustments, for the entire partnership interest held by Charlie A. Meador, Stephen D. Smith, Victoria L. Smith, Deanna R. Smith, Charlie E. Meador and Blake A. Meador, individuals residing in the state of Texas. A copy of the purchase agreement is attached.



Item 7. Financial Statements and Exhibits.
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     (a) Financial Statements of Businesses  Acquired.  The financial statements of Don's Building Supply L.L.P. are not being included within this report, but will be filed as an amendment to this report within sixty days of the date hereof.

     (b) Pro Forma Financial Information. The pro forma financial information of Don's Building Supply L.L.P. is not being included within this report, but will be filed as an amendment to this report within sixty days of the date hereof.

     (c) Exhibits. The following document is being filed as an exhibit to this report:

          (i) Purchase Agreement, dated as of March 2, 2000, by and between ISG Resources, Inc., ISG Manufactured Products, Inc. and Charlie A. Meador, Stephen D. Smith, Victoria L. Smith, Deanna R. Smith, Charlie E. Meador and Blake A. Meador (individually, a "Seller" and collectively, the "Sellers").



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ISG RESOURCES, INC.
                                             -------------------
                                             (registrant)



March 17, 2000                               BY:        /s/
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(Date)                                          R. STEVE CREAMER,
                                                CHIEF EXECUTIVE OFFICER